AMENDMENT NO. 6
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM TAX-EXEMPT FUNDS
          This Amendment No. 6 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (the “Trust”) amends, effective November 12, 2009, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
          WHEREAS, the Trust desires to amend the Agreement to add the following series portfolios: Invesco Municipal Fund, Invesco Tax-Exempt Securities Fund, Van Kampen California Insured Tax Free Fund, Van Kampen High Yield Municipal Fund, Van Kampen Insured Tax Free Income Fund, Van Kampen Intermediate Term Municipal Income Fund, Van Kampen Municipal Income Fund, Van Kampen New York Tax Free Income Fund and Van Kampen Strategic Municipal Income Fund (collectively, the “Funds”);
          WHEREAS, each of the Funds will have multiple share classes, each of which will be reflected on Schedule A, as amended hereby;
          NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
     2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of November 12, 2009.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM TAX-EXEMPT FUNDS
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
AIM High Income Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares
Institutional Class Shares

AIM Tax-Exempt Cash Fund	Class A Shares
Class Y Shares
Investor Class Shares

AIM Tax-Free Intermediate Fund	Class A Shares
Class A2 Shares
Class Y Shares
Institutional Class Shares

Invesco Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Invesco Tax-Exempt Securities Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Van Kampen California Insured Tax Free Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Van Kampen High Yield Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Van Kampen Insured Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Van Kampen Intermediate Term Municipal Income Fund	Class A Shares Class B Shares
Class C Shares
Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Van Kampen Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Van Kampen New York Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares

Van Kampen Strategic Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Class Y Shares”